As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1692300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2485 Augustine Drive

Santa Clara, California 95054

(408) 749-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ava M. Hahn

Senior Vice President, General Counsel & Corporate Secretary

Advanced Micro Devices, Inc.

2485 Augustine Drive

Santa Clara, California 95054

(408) 749-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Tad J. Freese

Mark Bekheit

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111 (415)

391-0600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

ADVANCED MICRO DEVICES, INC.

9,076,810 Shares

Common Stock

Offered by the Selling Stockholders

This prospectus relates to the proposed resale or other disposition of up to an aggregate of 9,076,810 shares of common stock, par value $0.01 per share, of Advanced Micro Devices, Inc. (the “common stock”) by the selling stockholders identified in this prospectus. We are registering the offer and sale of the shares of common stock owned by the selling stockholders to satisfy registration rights we granted to them pursuant to a stock purchase agreement by and among Advanced Micro Devices, Inc., ZT Group Int’l, Inc. (“ZT Group”), and the other parties thereto (the “Purchase Agreement”), pursuant to which we acquired ZT Group (the “ZT Acquisition”). We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale or other disposition of our common stock by the selling stockholders.

The selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The shares of common stock offered by this prospectus may be offered by the selling stockholders directly to purchasers or to or through brokers or dealers or other agents. The selling stockholders will bear all costs, commissions and discounts, if any, attributable to the sales of shares. We will bear costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 15 for more information about how the selling stockholders may sell or dispose of their shares of common stock hereunder. No common stock may be sold without delivery of this prospectus and the applicable prospectus describing the method and terms of the offering of such common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION TITLED “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “AMD.” On March 28, 2025, the last reported sale price of our common stock on The Nasdaq Global Select Market was $103.22 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2025.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may, from time to time, sell up to 9,076,810 shares of common stock in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the selling stockholders, the selling stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise, references in this prospectus to “AMD,” the “Company,” “we,” “us,” and “our” refer to Advanced Micro Devices, Inc. together with its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of shares of our common stock.

We own or have rights to trademarks, service marks or tradenames that we use in connection with the operation of our or their business, including corporate names, logos and website names. “AMD,” the AMD Arrow logo, “AMD Instinct,” “Alveo,” “EPYC,” “Kria,” “Radeon,” “Ryzen,” “Threadripper,” “Versal,” “Xilinx,” “Zynq” and combinations thereof are trademarks of Advanced Micro Devices, Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Solely for convenience, trademarks, service marks and tradenames referred to in this prospectus or in the documents incorporated by reference herein may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our or their rights or the right of the applicable licensor to these trademarks, service marks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may include statements that are, or may be deemed, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this prospectus or the documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements.

The forward-looking statements made in, or incorporated by reference into, this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, and are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Once at www.amd.com, go to Investor Relations to locate copies of such reports and proxy statements. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase shares of our common stock. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement or any related free writing prospectus that we may provide about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 28, 2024, filed with the SEC on February 5, 2025.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2024 from our Definitive Proxy Statement on Schedule  14A, filed with the SEC on March 28, 2025.

•	Our Current Reports on Form 8-K filed with the SEC on February 24, 2025, March 12, 2025, March 24, 2025 and March 31, 2025.

•

The description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, dated December 9, 2014, filed with the SEC on December  9, 2014, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the period ended June 25, 2022, filed with the SEC on August 3, 2022, and as subsequently amended or updated.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Advanced Micro Devices, Inc.

Attn: Investor Relations

2485 Augustine Drive

Santa Clara, California 95054

(408) 749-4000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a global semiconductor company primarily offering:

•

AI accelerators, server microprocessors (“CPUs”), graphics processing units (“GPUs”), accelerated processing units (“APUs”), data processing units (“DPUs”), Field Programmable Gate Arrays (“FPGAs”), Smart Network Interface Cards (“SmartNICs”), and Adaptive System-on-Chip (“SoC”) products for data centers;

•	CPUs, APUs and chipsets for desktops and notebooks;

•	discrete GPUs, and semi-custom SoC products and development services; and

•	embedded CPUs, GPUs, APUs, FPGAs, System on Modules (“SOMs”) and Adaptive SoC products.

From time to time, we may also sell or license portions of our intellectual property portfolio.

We were incorporated under the laws of Delaware on May 1, 1969 and became a publicly held company in 1972. Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “AMD.” Our mailing address is, and our executive offices are located at, 2485 Augustine Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 749-4000.

Our website address is www.amd.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus or any applicable prospectus supplement. You should not rely on any such information in making your decision whether to purchase shares of our common stock.

RISK FACTORS

Investment in any common stock offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our common stock, you should carefully read and consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholders. The selling stockholders will pay any selling commissions and similar charges as well as stock transfer taxes or any other expenses incurred by the selling stockholders in connection with the sale of the shares of common stock. We will bear the fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, filing, and printing fees and expenses, and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK

The following description of AMD’s capital stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of AMD’s amended and restated certificate of incorporation and amended and restated bylaws, both of which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

General

The certificate of incorporation authorizes 2,250,000,000 shares of common stock, $0.01 par value per share. In February 2025 our board of directors approved an amendment and restatement of the certificate of incorporation to increase the number of authorized shares of our common stock from 2,250,000,000 to 4,000,000,000 and to limit the liability of certain officers as permitted by the DGCL, along with a non-substantive change. The amendment and restatement of the certificate of incorporation requires approval from our stockholders and a subsequent filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the amendment and restatement of our certificate of incorporation.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Common stockholders do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then outstanding serial preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. However, the terms of our borrowing arrangements restrict our ability to declare or pay dividends on our common stock in certain circumstances. Dividends may be paid in cash, in property or in shares of capital stock. Declaration and payment of any dividend are subject to the discretion of the board of directors. Before payment of any dividend, the board of directors may set aside out of any funds of AMD available for dividends such amount thought proper to meet contingencies, equalize dividends, repair or maintain any property of AMD, or for such other purpose as the board of directors determines to be conducive to the interest of AMD. The board of directors may modify or abolish any such reserve in the manner in which it was created.

Liquidation

In the event of AMD’s liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of serial preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of serial preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of common stock are fully paid and non-assessable.

Annual Stockholder Meetings

The certificate of incorporation and bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions

Some provisions of Delaware law and the certificate of incorporation and bylaws could make the following transactions difficult: acquisition by means of a tender offer; acquisition by means of a proxy contest or otherwise; or removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of AMD, including transactions that might result in a premium over the market price for shares of common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control to first negotiate with AMD’s board of directors. We believe that the benefits of protection to AMD’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure AMD outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

Section 203 of the DGCL prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Serial Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without action by our stockholders, to designate and issue up to 1,000,000 shares of serial preferred stock, par value $0.10 per share, in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of serial preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of serial preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our common stock without further action by our stockholders and may adversely affect the market price of our common stock. As of March 31, 2025, no shares of our serial preferred stock were outstanding.

Special Stockholder Meetings

The bylaws provide that a special meeting of stockholders may be called only by the chair of the board of directors, the secretary of AMD at the request in writing of a majority of the board of directors, or subject to applicable requirements and procedures, the secretary of AMD at the request in writing by one or more stockholders of record who hold, in the aggregate, and have held continuously for a period of at least one year prior to the date such request is delivered, not less than 20% of the voting power of all outstanding shares of stock of AMD.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The bylaws set forth advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Proxy Access

Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding stock continuously for at least three years, to nominate and include in our proxy materials for an annual meeting of stockholders, director candidates constituting up to twenty percent of our board of directors elected by holders of our common stock, provided that the stockholder (or group) and each nominee satisfy the requirements as set forth in the bylaws.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The board of directors may consist of not fewer than three nor more than 12 directors. In any uncontested elections of directors, a director nominee for the board of directors will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s reelection would be required to tender his or her resignation to the board of directors.

The Nominating and Corporate Governance Committee of the board of directors (or any future committee the equivalent thereof) will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. In a contested election, a plurality voting standard will apply to director elections. The directors are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

The directors may be removed only by the affirmative vote of at least a majority of the holders of our then-outstanding common stock. Furthermore, any vacancy on the board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the board of directors then in office, even if less than a quorum, or by the sole remaining director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of AMD, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. Subject to the foregoing, the bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Amendment of the Certificate of Incorporation and Bylaws

Except as permitted by the DGCL, the amendment of any of the provisions in the certificate of incorporation requires approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. The bylaws may be amended by the board of directors or by the holders of at least a majority of the voting power of the then outstanding voting stock.

The provisions of the DGCL, the certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of AMD. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

The certificate of incorporation contains provisions that limit the liability of the directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, directors are not personally liable to AMD or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to AMD or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provides that we are required to indemnify the directors and officers, in each case to the fullest extent permitted by Delaware law. The bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify the directors, executive officers and other employees as determined by the board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. AMD also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against the directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the directors and officers, even though an action, if successful, might benefit AMD and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Stock Exchange Listing

Shares of common stock are listed on The NASDAQ Global Select Market under the symbol “AMD.”

No Sinking Fund

The shares of common stock have no sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

THE SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of the selling stockholders from time to time of up to an aggregate of 9,076,810 shares of common stock, consisting of (a) 8,335,849 shares of common stock issued as consideration at the closing of the ZT Acquisition (the “Closing Consideration”) and (b) up to 740,961 shares of common stock issuable as contingent consideration in connection with the ZT Acquisition (the “Contingent Consideration”). The term “selling stockholders” includes donees, pledgees, transferees, assignees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

On March 31, 2025, we consummated the ZT Acquisition and issued the Closing Consideration as partial consideration in connection therewith. We issued the Closing Consideration in reliance upon the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. In addition, we may in the future issue the Contingent Consideration in accordance with and subject to the terms and conditions set forth in the Purchase Agreement. We intend to issue the Contingent Consideration, if any, in reliance upon the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. In accordance with our obligations under the Purchase Agreement, we agreed to register the resale of the shares of common stock offered by the selling stockholders hereby.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by each selling stockholder. The number of shares beneficially owned by each selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which such selling stockholder has sole or shared voting power or investment power. Percentage ownership is based on 1,620,477,962 shares of common stock outstanding as of January 30, 2025. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering. Each of the selling stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling stockholders unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling stockholders and the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of common stock after the date on which they provided us with information regarding their securities. A selling stockholders may sell all, some or none of his, her or its shares of common stock in this offering. See the section titled “Plan of Distribution.”

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering
Selling Stockholder	Number	Percentage	Number	Number	Percentage
Frank D. Zhang Revocable Trust (1)	3,648,839	*	3,973,180	—	—
Gift Clearing, LLC (2)	115,756	*	126,045	—	—
Alpine Eagle LLC (3)	2,275,763	*	2,478,052	—	—
Visual Unicorn Limited (4)	589,303	*	641,685	—	—
Inventec Corporation (5)	883,954	*	962,527	—	—
Amazon.com NV Investment Holdings LLC (6)	822,234	*	895,321	—	—

*	Less than 1%.
(1)

The maximum number of shares of common stock to be sold by this selling stockholder pursuant to this prospectus consists of (a) 3,648,839 shares of common stock issued as Closing Consideration and (b) 324,341 shares of common stock issuable as Contingent Consideration. Frank D. Zhang is the Trustee of the

Frank D. Zhang Revocable Trust and in such capacity has the right to vote and dispose of the securities held by such trust. Mr. Zhang is the Chief Executive Officer of ZT Group and, upon consummation of the ZT Acquisition, was appointed as Senior Vice President of ZT Manufacturing. The address for Frank D. Zhang Revocable Trust is 200 Plaza Drive, 3rd Floor, Secaucus, NJ 07094.
(2)

The maximum number of shares of common stock to be sold by this selling stockholder pursuant to this prospectus consists of (a) 115,756 shares of common stock issued as Closing Consideration and (b) 10,289 shares of common stock issuable as Contingent Consideration. Carol Argento is the Manager of Gift Clearing, LLC and in such capacity has the right to vote and dispose of the securities held by Gift Clearing, LLC. The address for Gift Clearing, LLC is 8888 Keystone Crossing, Suite 1222, Indianapolis, IN 46240.

(3)

The maximum number of shares of common stock to be sold by this selling stockholder pursuant to this prospectus consists of (a) 2,275,763 shares of common stock issued as Closing Consideration and (b) 202,289 shares of common stock issuable as Contingent Consideration. David S. Kovsky is the Manager of Alpine Eagle LLC and in such capacity has the right to vote and dispose of the securities held by Alpine Eagle LLC. The address for Alpine Eagle LLC is c/o David S. Kovsky, 30 South 17th Street, Philadelphia, PA 19103.

(4)

The maximum number of shares of common stock to be sold by this selling stockholder pursuant to this prospectus consists of (a) 589,303 shares of common stock issued as Closing Consideration and (b) 52,382 shares of common stock issuable as Contingent Consideration. Li-Cheng Yeh, Kuo-I Yeh and Li-Chuan Yeh are the Directors of Visual Unicorn Limited and in such capacity have the right to vote and dispose of the securities held by Visual Unicorn Limited. The address for Visual Unicorn Limited is Vistra Corporate Services Centre, Ground Floor NPF Building, Beach Road Apia, Samoa.

(5)

The maximum number of shares of common stock to be sold by this selling stockholder pursuant to this prospectus consists of (a) 883,954 shares of common stock issued as Closing Consideration and (b) 78,573 shares of common stock issuable as Contingent Consideration. The board of directors of Inventec Corporation has the right to vote and dispose of the securities held by Inventec Corporation. The address for Inventec Corporation is No. 66 Hou-Kang Street, Shihlin, Taipei 11167, Taiwan.

(6)

The maximum number of shares of common stock to be sold by this selling stockholder pursuant to this prospectus consists of (a) 822,234 shares of common stock issued as Closing Consideration and (b) 73,087 shares of common stock issuable as Contingent Consideration. The selling stockholder is a wholly owned subsidiary of Amazon.com, Inc. The board of directors of Amazon.com, Inc. has the right to vote and dispose of the securities held by Amazon.com NV Investment Holdings LLC. The address for Amazon.com NV Investment Holdings LLC is c/o Amazon.com, Inc., 410 Terry Avenue North, Seattle, WA 98109.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of such shares of common stock by the holder of such shares of common stock from time to time after the date of this prospectus. The selling stockholders may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but they will pay any and all selling commissions and similar charges attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby. The selling stockholders may sell some or all of the shares of common stock covered by this prospectus from time to time or may decide not to sell any of the shares of common stock covered by this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market, in negotiated transactions or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may dispose of their shares by one or more of, or a combination of, the following methods:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The Nasdaq Global Select Market;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale, or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders might not sell any shares under this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or post-effective amendment. In addition, any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from a selling stockholder in amounts to be negotiated immediately prior to the sale.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities under the Securities Act.

At the time a particular offer of shares is made, if required or if we otherwise elect, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, any other offering expenses, the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers, the proceeds the selling stockholders will receive from the sale of the shares, the method of distribution of the shares, the proposed selling price to the public, and any other information we think is material.

If underwriters or dealers are used in the sale, the shares will be acquired by the underwriters or dealers for their own account. The shares may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the shares offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered shares if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Offers to purchase the shares offered by this prospectus may be solicited, and sales of the securities may be made, by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the shares.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of Advanced Micro Devices, Inc. appearing in Advanced Micro Devices, Inc.’s Annual Report (Form 10-K) for the year ended December 28, 2024, and the effectiveness of Advanced Micro Devices, Inc.’s internal control over financial reporting as of December 28, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$145,212.49
Printing expenses	—
Legal fees and expenses	100,000
Accounting fees and expenses	30,000
Miscellaneous	10,000

Total	$285,212.49

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Article 8 of our certificate of incorporation, as amended, provides for the elimination of liability of our directors to the extent permitted by the DGCL. In addition, our board of directors approved an amendment and restatement of the certificate of incorporation to limit the liability of certain officers as permitted by the DGCL. The amendment and restatement requires approval from our stockholders and a subsequent filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the amendment and restatement of our certificate of incorporation. Article VIII of our bylaws, as amended, provides for indemnification of our directors or officers or those individuals serving at our request as a director or officer of another organization, to the extent permitted by Delaware law. In addition, we are bound by agreements with certain of our directors and officers which obligate us to indemnify such persons in various circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy.

We have entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us, among other things, to indemnify such director or officer against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as one of our directors or officers, provided that such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

We believe that our certificate of incorporation and bylaw provisions, our directors and officers liability insurance policy and our indemnification agreements are necessary to attract and retain qualified persons to serve as our directors and officers.

Item 16. Exhibits

Exhibit Number	Description

2.1*	Stock Purchase Agreement dated as of August 17, 2024, by and among Advanced Micro Devices, Inc., ZT Group Int’l, Inc., the Sellers listed therein and Frank Zhang, as the representative of the Sellers, filed as Exhibit 2.1 to AMD’s Current Report on Form 8-K dated August 19, 2024, is hereby incorporated by reference.

3.1	Amended and Restated Certificate of Incorporation of Advanced Micro Devices, Inc., dated May 2, 2018, filed as Exhibit 3.1 to AMD’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, is hereby incorporated by reference.

3.2	Advanced Micro Devices, Inc. Amended and Restated Bylaws, as amended on February 13, 2024, filed as Exhibit 3.1 to AMD’s Current Report on Form 8-K dated February 20, 2024, is hereby incorporated by reference.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107	Filing Fee Table.

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. AMD hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the Securities and Exchange Commission.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 31st day of March, 2025.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Jean Hu
Jean Hu Executive Vice President, Chief Financial Officer & Treasurer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Lisa T. Su and Jean Hu, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Lisa T. Su	President and Chief Executive Officer (Principal Executive Officer)	March 31, 2025
Lisa T. Su

/s/ Jean Hu	Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	March 31, 2025
Jean Hu

/s/ Philip M. Carter	Corporate Vice President, Chief Accounting Officer (Principal Accounting Officer)	March 31, 2025
Philip M. Carter

/s/ Nora M. Denzel	Lead Independent Director	March 31, 2025
Nora M. Denzel

/s/ Mark Durcan	Director	March 31, 2025
Mark Durcan

SIGNATURE	TITLE	DATE

/s/ Mike P. Gregoire	Director	March 31, 2025
Mike P. Gregoire

/s/ Joe A. Householder	Director	March 31, 2025
Joe A. Householder

/s/ John W. Marren	Director	March 31, 2025
John W. Marren

/s/ Jon A. Olson	Director	March 31, 2025
Jon A. Olson

/s/ Abhi Y. Talwalkar	Director	March 31, 2025
Abhi Y. Talwalkar

/s/ Beth W. Vanderslice	Director	March 31, 2025
Beth W. Vanderslice